Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED AND ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.  REDACTED PORTIONS ARE MARKED WITH [*****] AND HAVE BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT

TO

AMENDED AND RESTATED GAS GATHERING AGREEMENT

This Amendment (the “Amendment”) is effective as of September 1, 2015, between SM Energy Company (“Producer”) and Regency Field Services LLC (“Gatherer”).

WHEREAS, Producer and Gatherer (the “Parties”) are parties to that certain Amended and Restated Gas Gathering Agreement dated May 31, 2011 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

1.              Exhibit “A-1” to the Agreement is hereby deleted and replaced in its entirety by the Exhibit “A-1” attached to this Amendment.

2.              Effective as of the In-Service Date (defined below), Exhibit “C, Revision 1” (and any other previous versions of Exhibit C) to the Agreement is hereby deleted and replaced in its entirety by the Exhibit “C, Revision 2” attached to this Amendment.

3.              In Article I, Definitions, the definition of Dedicated Area is deleted and replaced in its entirety with the following definition: “Dedicated Area means the lands described and depicted by plat solely within the green shaded area and noted as the “Rich Gas Area” on Exhibit “A-1”, strictly limited to the formations between the surface of such lands and the base of the Eagle Ford Formation underlying such lands and shall include the Lease(s) and Well(s) within the Dedicated Area.”

4.              In Article I, Definitions, in the definition of “Maximum Daily Quantity or MDQ” the reference to “600,000 Mcf of Gas per Day” will be deleted and replaced with “980,000 Mcf of Gas per Day” upon the In-Service Date as defined in Article III, System Facilities, Section 10.

5.              In Article I, Definitions, the following definition is added: “Prospective Dedicated Area means the lands depicted (by map) in the red shaded area noted as the “Lean Gas Area” on Exhibit “A-1”, strictly limited to the formations between the surface of such lands and the base of the Eagle Ford Formation underlying such lands.”

6.              In Article II, Dedication and Quantity, a new Section 1(d) is added, as follows:

(d)                                 Producer’s Dedicated Gas shall include, without limitation, all Gas produced (i) from wells in the Prospective Dedicated Area containing a Gross Heating Value of at least [*****] Btu per standard cubic foot, and (ii) from all wells drilled in the Prospective Dedicated Area prior to February 1, 2016.  If Producer drills and completes any oil or gas well within the Prospective Dedicated Area on or after February 1, 2016, and the Gas produced therefrom contains a Gross Heating Value of less than [*****] Btu per standard cubic foot, and if Producer elects to have the Gas produced from such well processed, then Gatherer will have the right, but not the obligation, to require all Gas produced from such well to be considered as Producer’s Dedicated Gas for purposes of this Agreement. Producer will promptly deliver Gatherer written notice of its determination to have such Gas processed, and Gatherer will have [*****] Days following receipt of such notice to respond with its election.  If Gatherer fails to respond within the [*****] Day period, Gatherer will be deemed to have failed to exercise its option concerning such well.

7.              In Article III, System Facilities, of the Agreement, a new Section 10 is added, as follows:

10.                               Gathering Expansion Project.  Gatherer shall design and construct the facilities necessary to expand the capacity of the System from approximately 580 MMcf/d to not less than 980 MMcf/d, as set forth below (collectively, the “Expansion Facilities”).

Facilities.  Gatherer shall install approximately 13 miles of predominately 16” gathering line, to (a) loop L15 to the suction side of B1LTE, (b) link South Briscoe from the L11 lateral to the G2LT via west and east extension of the existing 16” LP loop line, and (c) extend L4 to the G3LT crossover.  Gatherer shall also make compressor and battery modifications to allow for 200 psig suction pressure at each of B4LTW, B4LTE, B5LTE and G1LT, and install four CAT 3606 compressor units and associated equipment at B2LTW.  At the Boldt Ranch Delivery Point, Gatherer shall add two 100 MMcf/d dehydration units to increase the capacity of that Delivery Point to 450 MMcf/d.  At or near Latitude 27.9766 and Longitude -99.8460, Gatherer shall construct and install a new Delivery Point (the “South Export Delivery Point”), with the capacity to deliver 450 MMcf/d of Gas, including two phase and three phase inlet separation, dehydration units capable of throughput rates of at least 450 MMcf/d, an MCC building and area lighting.

Condensate Facilities.  At the existing Briscoe A-1 Delivery Point, Gatherer shall combine the two 2,000 barrel bullet tanks, and install a back-up flash gas compressor for the tank vapors from the new Briscoe A-2 Condensate Delivery Point.  At the existing Boldt Ranch Delivery Point, Gatherer shall replace the existing VRU, install an emergency flare, and install a back-up flash gas compressor for the tank vapors from the new Boldt Ranch-2 Condensate Delivery Point.  At the South Export Delivery Point, Gatherer shall install two 2,000 barrel bullet tanks for Condensate storage, a flash gas compressor, a truck Condensate loading facility, a positive displacement pump to deliver Condensate into the Condensate Facilities, a 450-barrel gun barrel storage tank, a VRU and an emergency flare.  At or near Latitude 28.1828 and Longitude -99.8911, Gatherer shall construct and install a new Briscoe A-2 Condensate Delivery Point, including a 4-bay truck load out rack, an inlet line heater with rerun option, 25,000 barrels of Condensate storage, a 450-barrel gun barrel storage tank, a redundant VRU, an MCC building, an emergency flare, area lighting, and Gas line and Condensate line extensions from the Briscoe A-1 Delivery Point.  Similarly, at or near Latitude 28.0703 and Longitude -99.6035, Gatherer shall construct and install a new Boldt Ranch-2 Condensate Delivery Point, including a 4-bay truck load out rack, piping and related facilities for the future installation of an inlet line heater with rerun option, 20,000 barrels of Condensate storage, a 450-barrel gun barrel storage tank, a redundant VRU, an emergency flare, area lighting, and Gas line and Condensate line extensions from the old Boldt Ranch Condensate Delivery Point.  Once these facilities are installed, the new Briscoe A-2 and Boldt Ranch-2 Condensate Delivery Points shall be capable of delivering 21,000 and 13,000 barrels per Day of Condensate, respectively.

Producer shall cause to be installed the necessary flow control valves and meters at the expanded Boldt Ranch and the new South Export Delivery Points, and the necessary pumps, meters and downstream pipelines at the new Briscoe A-2 and Boldt Ranch-2 Condensate Delivery Points.  The first Day of the first Month following the date all of the Expansion Facilities are completed and ready to be placed in commercial service and are fully operational shall be the “In-Service Date” hereunder; provided, however, such date shall not be dependent upon installation of any necessary flow control valves, pumps, meters or downstream pipelines at any Delivery Point or Condensate Delivery Point.  Subject to Force Majeure, Gatherer shall cause the In-Service Date to occur on or before March 1, 2017.  As of the In-Service Date, both of the existing Briscoe A-1 and Boldt Ranch Condensate Delivery Points shall be deleted as Condensate Delivery Points, and replaced by the new Briscoe A-2 and Boldt Ranch-2 Condensate Delivery Points, respectively.

In the event, other than due to Force Majeure, that Gatherer is unable to cause the In-Service Date to occur on or before March 1, 2017, then for each day until the In-Service Date occurs, Producer will be entitled to a credit (the “Delay Credit”) in an amount equal to (A) the volume of Gas (measured in MMBtus) curtailed as a result of the Expansion Facilities not being fully operational and placed in commercial service multiplied by (B) the EV Gathering Fee multiplied by [*****].  The Delay Credit will offset any fees or other costs owed to Gatherer by Producer for the Month(s) in which the Delay Credit occurs.

8.              In Article V, Compensation and Disposition, of the Agreement, a new Section 5 is added, as follows:

5.                                      Expansion Volume Gathering Fee and Throughput Commitment.

Expansion Volume Gathering Fee.  For purposes of this Section 5, “Expansion Volume” shall mean the volume of Gas, if any, delivered to the Delivery Points each Day that is greater than 580,000 Mcf, beginning with the In-Service Date.  With respect to the Expansion Volume each Day, in lieu of the Gathering Fee, Producer shall pay Gatherer a fee equal to the Gathering Fee as of the In-Service Date (such equivalent fee shall be the “Base EV Gathering Fee”) plus $[*****] per Delivery Point MMBtu (the “Expansion Adder” and such sum, the “EV Gathering Fee”).  The Base EV Gathering Fee and the Expansion Adder shall be adjusted in accordance with the formula set forth in Article V, Section 2, above.  Upon the earlier to occur of (x) the total Expansion Volume delivered to the Delivery Points hereunder exceeding [*****] Mcf, or (y) upon the first Day of the first Month following five years from the In-Service Date, (A) the

Expansion Adder shall be eliminated from the EV Gathering Fee, such that the EV Gathering Fee shall equal the Base EV Gathering Fee, and (B) the Base EV Gathering Fee shall be reduced by [*****].  For the avoidance of doubt, this Section 5 shall not impact the fees paid to Gatherer on the first 580,000 Mcf of Gas delivered each Day.

Expansion Volume Throughput Commitment.  As consideration for construction of the Expansion Facilities, Producer agrees to tender quantities of Expansion Volume each Expansion Year that at least equal the Annual Expansion Throughput Commitment for such Expansion Year set forth below, and to make a payment to Gatherer after each Expansion Year (the “Expansion Annual Shortfall Payment”) as set forth below if the Annual Expansion Throughput Commitment is not met for such Expansion Year.  For purposes of this paragraph, “Expansion Year” shall mean a period of twelve (12) consecutive Months commencing on the later of (A) March 1, 2017 and (B) the In-Service Date, and each subsequent period of twelve (12) consecutive Months up to a maximum of five (5) Expansion Years.

Expansion Year	Annual Expansion Throughput Commitment
1	[*****] MMBtu
2	[*****] MMBtu
3	[*****] MMBtu
4	[*****] MMBtu
5	[*****] MMBtu

The Expansion Annual Shortfall Payment shall be calculated as follows:

[((A – B) – C) – D] x E  =  Expansion Annual Shortfall Payment (in Dollars)

Where:

A  =  the Annual Expansion Throughput Commitment (in MMBtu); and

B  =  the actual quantity (in MMBtu) of Expansion Volume measured at the Delivery Points during the Expansion Year, if such amount was less than the Annual Expansion Throughput Commitment; and

C  =  the quantity (in MMBtu) by which the previous Expansion Year’s actual deliveries (including credits) of Expansion Volumes exceeded the Annual Expansion Throughput Commitment applicable to such Expansion Year, if any.  For the avoidance of doubt, any quantities of Expansion Volume delivered and/or credited under this paragraph during an Expansion Year in excess of the Annual Expansion Throughput Commitment for such Expansion Year will be credited against the Annual Expansion Throughput Commitment for the succeeding Expansion Year.

D  =  the quantity of credits (in MMBtu) applied to the Annual Expansion Throughput Commitment pursuant to the paragraph of this Section 5 below concerning Gatherer’s failure to receive Gas volumes tendered by Producer; and

E  =  the sum of the average EV Gathering Fee for the applicable Expansion Year plus the average Compression Fee for the applicable Expansion Year plus the average Dehydration Fee for the applicable Expansion Year, in Dollars per MMBtu.

Gatherer shall invoice Producer for any Expansion Annual Shortfall Payment no later than the end of the third full Month after the completion of the Expansion Year to which the Annual Expansion Throughput Commitment applies.  Payment shall be due in accordance with the payment terms hereof.  The Parties agree that Producer’s obligation to tender the Annual Expansion Throughput Commitment or to make any Expansion Annual Shortfall Payment when due will not be excused for any reason, including, but not limited to, Force Majeure affecting any Well(s) or the failure or rescission of any Lease(s).

In determining whether any Annual Expansion Throughput Commitment has been met, Producer shall receive a one (1) MMBtu credit against such Annual Expansion Throughput Commitment for each one (1) MMBtu of Expansion Volume Gas which Producer was ready and able to deliver hereunder in accordance with this Agreement during the applicable Expansion Year, but which Gatherer failed to receive for any reason other than Force Majeure; provided, however, such credit shall not exceed, for any Day, a quantity of Gas equal to 400,000 Mcf per Day (in MMBtu), less the quantity of Gas (in MMBtu) which was delivered hereunder during such Day to the applicable Facilities system(s).  For purposes of this paragraph, determination of the quantity of Expansion Volume Gas which Producer was ready and able to deliver hereunder shall be made by reference to the weighted average daily quantity of Expansion Volume Gas (in MMBtu) delivered to the applicable Receipt Point(s) during the five (5) Days immediately preceding Gatherer’s failure to receive such Gas, assuming a weighted average volume allocation of Expansion Volume Gas among all Receipt Points during such five (5) Day period.  Notwithstanding anything to the contrary, the credit under this paragraph shall not apply to Connection Delays, delays in connection of an Offset Well that is not a DA Offset Well, or Gas not taken as a result of an Excess Pressure Event.

9.              In Article VI, Receipt and Delivery Pressures and Rate of Flow, of the Agreement, a new Section 4 is added, as follows:

4.                                      Tank Battery Suction Pressures.  Gatherer shall maintain a pressure of 200 psig or less on the suction side of the compression facilities at each of the B4LTE, B4LTW, B5LTE, G1LT, G13LT, G12LT, G10LT, G9LT, G8LT, G6LT, G5LT, G4LT, and G2LT Tank Batteries.  If the actual operating pressure at the inlet control valve at such locations exceeds 200 psig (“Excess Suction Pressure”), and Producer gives Gatherer notice of same, then Gatherer shall promptly use reasonable efforts to reduce such pressure at such locations to a pressure at or below 200 psig within forty-eight (48) hours after delivery of such notice.  If there is Excess Suction Pressure at a Tank Battery as averaged over a period of fourteen (14) or more consecutive Days, excluding any Days during such fourteen (14) day period on which an event of Force Majeure caused, in whole or in part, such Excess Suction Pressure, and excluding the first two days of Excess Suction Pressure caused in whole or in part by the completion and connection of a Well upstream of the affected Tank Battery (an “Excess Suction Pressure Event”), then Producer shall provide gatherer with written notice containing the applicable dates of the Excess Suction Pressure

Event, and Gatherer shall issue Producer an “Excess Suction Pressure Credit” calculated as follows:

(P x Q)  =  Excess Suction Pressure Credit

Where:

P  =  $[*****] per MMBtu; and

Q  =  the quantity of Gas (in MMBtu) delivered to the Tank Battery during all days of the Excess Suction Pressure Event plus the quantity of Gas (in MMBtu) delivered to the Tank Battery during a period immediately following the Excess Suction Pressure Event equal to the number of days of the Excess Suction Pressure Event.

The foregoing $[*****] per MMBtu credit rate will be annually adjusted as provided in Article V, Section 2.

Except as amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

The Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first set forth above.

Regency Field Services LLC		SM Energy Company
By: Regency Gas Services LP, its sole member
By: Regency OLP GP LLC, its general partner

By:	/s/ Brian Beebe	By:	/s/ Dave Whitcomb

Name: Brian Beebe		Name: Dave Whitcomb

Title: Senior Vice President		Title: Vice President – Marketing

Exhibit A-1

To that certain Amended and Restated Gas Gathering Agreement dated May 31, 2011 between SM Energy Company (“Producer”) and Regency Field Services LLC (“Gatherer”)

Dedicated Area Plat

On Following Page

EXHIBIT “C, Revision 2”

To that certain Amended and Restated Gas Gathering Agreement dated May 31, 2011 between SM Energy Company (“Producer”) and Regency Field Services LLC (“Gatherer”)

Delivery Point(s)

Delivery Point	Meter Number- Counter Party	Pressure (psig)	Maximum Daily Quantity (MMSCFD)	Lat. / Long.	County / State
Briscoe A-1(1)	6045-RFS 11712-EFG, LLC 11712B-EFG, LLC 0969003-10-ETC	1200	250	28.182037 -99.873273	Webb, Texas
Boldt Ranch(2)	11709-EFG, LLC 11709B-EFG, LLC 0969020-10-ETC	1200	250/450(3)	28.064314 -99.604006	Webb, Texas
Brask CRP	6036-RFS	450	21	28.026701 -99.863584	Webb, Texas
Galvan G-6 Export	6048-RFS	1200	90	28.049946 -99.736603	Webb, Texas
Bella Vista CRP	6040-RFS	1200	36	28.138037 -99.594894	Webb, Texas
South Export Delivery Point	TBD	1200	450	27.9766, -99.8460	Webb, Texas

(1) Briscoe A-1 Delivery Point(s) shall include interconnects with Eagle Ford Gathering LLC (“EFG, LLC”), Regency Field Services LLC (“RFS”), and ETC Texas Pipeline Ltd. (“ETC”)

(2) Boldt Ranch Delivery Point(s) shall include interconnects with Eagle Ford Gathering LLC and ETC Texas Pipeline Ltd.

(3) The MDQ for the Boldt Ranch Delivery Point shall be increased from the current 250 MMscf/d to 450 MMscf/d upon the In-Service Date

As additional delivery point(s) are installed on the Facilities for delivery of Gas from the Facilities, the Parties shall add the same to this Exhibit by amendment.